Exhibit 99.1

MAGELLAN FILES AMENDED FORM 10-Qs WITH THE SEC AND REPLIES TO ANS INVESTMENTS LLC
     HARTFORD, Conn., October 24, 2008 — Magellan Petroleum Corporation (NASDAQ: MPET) (ASX: MGN) reported that the Company yesterday filed with the Securities and Exchange Commission (“SEC”) amended versions of its quarterly reports for the first three fiscal quarters of its fiscal year ended June 30, 2008.
     The Company also yesterday sent a letter of Walter McCann, Chairman of the Company’s Board of Directors, to ANS Investments LLC, responding to a number of allegations and assertions made by ANS Investments LLC about the Company and its Board of Directors. A copy of Mr. McCann’s letter has been filed as an exhibit to the Company’s current report on Form 8-K filed earlier today with the SEC.
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For further information, please contact: Daniel J. Samela, at (860) 293-2006
Forward- Looking Statements
     Statements in this release which are not historical in nature are intended to be, and are hereby identified as, forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. These statements about Magellan and MPAL may relate to their businesses and prospects, revenues, expenses, operating cash flows, and other matters that involve a number of uncertainties that may cause actual results to differ materially from expectations. Among these risks and uncertainties are pricing and production levels from the properties in which Magellan and MPAL have interests, the extent of the recoverable reserves at those properties, the future outcome of the negotiations for gas sales contracts for the remaining uncontracted reserves at both the Mereenie and Palm Valley gas fields in the Amadeus Basin, including the likelihood of success of other potential suppliers of gas to the current customers of Mereenie and Palm Valley production. In addition, MPAL has a large number of exploration permits and faces the risk that any wells drilled may fail to encounter hydrocarbons in commercially recoverable quantities. Any forward-looking information provided in this release should be considered with these factors in mind. Magellan assumes no obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.